EX-FILING FEES

Calculation of Filing Fee Tables

Form S-3

(Form Type)

First Foundation Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share(1)	Rule 456(b) and Rule 457(r)(2)		(3)		(3)		(3)		(2)		(2)
	Equity	Preferred Stock, $0.001 par value per share(1)	Rule 456(b) and Rule 457(r)(2)		(3)		(3)		(3)		(2)		(2)
	Other	Depository Shares(1)	Rule 456(b) and Rule 457(r)(2)		(3)		(3)		(3)		(2)		(2)
	Debt	Debt Securities(1)	Rule 456(b) and Rule 457(r)(2)		(3)		(3)		(3)		(2)		(2)
	Other	Purchase Contracts(1)	Rule 456(b) and Rule 457(r)(2)		(3)		(3)		(3)		(2)		(2)
	Other	Warrants(1)	Rule 456(b) and Rule 457(r)(2)		(3)		(3)		(3)		(2)		(2)
	Other	Rights(1)	Rule 456(b) and Rule 457(r)(2)		(3)		(3)		(3)		(2)		(2)
	Other	Units(1)	Rule 456(b) and Rule 457(r)(2)		(3)		(3)		(3)		(2)		(2)
Fees Previously Paid	N/A	N/A	N/A	N/A		N/A		N/A				N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A		N/A		N/A		N/A		N/A	N/A	N/A	N/A
	Total Offering Amounts											N/A
	Total Fees Previously Paid											N/A
	Total Fee Offsets											$6,490	(4)
	Net Fee Due											N/A

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed		Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fees Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A		N/A		N/A	N/A
Fees Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A		N/A		N/A	N/A
Rule 457(p)
Fees Offset Claims	First Foundation Inc.	S-3	333-239396	June 23, 2020		$6,490	(4)	Unallocated (Universal) Shelf		(4)		(4)	$50,000,000
Fees Offset Sources	First Foundation Inc.	S-3	333-239396		June 23, 2020										(2)

(1)	Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.

(2)	The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee.

(3)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices.

(4)	The registrant previously registered an indeterminate amount of securities having an aggregate offering price up to $200,000,000, pursuant to a Registration Statement on Form S-3 (Registration No. 333-239396) filed with the Securities and Exchange Commission on June 23, 2020 (the “Prior Registration Statement”) and declared effective on July 2, 2020. As of the date of this registration statement, the registrant sold an aggregate of $150,000,000, representing $19,470 in registration fees, of such securities under the Prior Registration Statement, leaving the balance of $50,000,000, representing $6,490 in registration fees, of such unsold securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $6,490 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder will continue to be applied to these securities included in this registration statement, and the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.